UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2023
 CONDUENT INCORPORATED
(Exact name of registrant as specified in its charter)

New York	001-37817	81-2983623
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive,	Suite 200,
Florham Park,	New Jersey
07932
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (844) 663-2638
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNDT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On December 28, 2023, Conduent Incorporated (the “Company”) issued a press release announcing that the Company, through its subsidiary, Conduent Business Services, LLC (“CBS”), as well as other subsidiaries, entered into a definitive agreement to sell the Company’s Curbside Management and Public Safety Solutions businesses. The sale is for an enterprise value of approximately $260 million (including the assumption of certain indebtedness), and is subject to customary purchase price adjustments. The purchase price represents approximately eight times the trailing twelve months of adjusted EBITDA of the disposed businesses. The consummation of the transaction is subject to regulatory approval and the satisfaction or waiver of customary closing conditions, and is expected to close during the first quarter of 2024 with a portion of the proceeds paid in the first quarter of 2025.
A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”) and is incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.
Date: December 28, 2023

CONDUENT INCORPORATED

By:	/s/ STEPHEN WOOD
Stephen Wood
Executive Vice President and Chief Financial Officer